As filed with the Securities and Exchange Commission on May 27, 1998.
                                           Registration No. 333-_____






                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                            ___________________

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                            ___________________

                     New Century Financial Corporation
          (Exact name of registrant as specified in its charter)
                            ___________________

            Delaware                               33-0683629
 (State or other jurisdiction of                (I.R.S. Employer
 incorporation or organization)                Identification No.)

                    18400 Von Karman Avenue, Suite 1000
                         Irvine, California 92612
                 (Address of principal executive offices)



         New Century Financial Corporation 1995 Stock Option Plan
                         (Full title of the plan)

                             Brad A. Morrice
                  Vice Chairman, President and Secretary
                     New Century Financial Corporation
                    18400 Von Karman Avenue, Suite 1000
                         Irvine, California 92612
                  (Name and address of agent for service)



Telephone number, including area code, of agent for service: (714) 440-7030
                            ___________________

                     CALCULATION  OF REGISTRATION  FEE





                              Proposed    Proposed
                              maximum     maximum
Title of          Amount      offering    aggregate   Amount of
securities        to be       price       offering    registration
to be registered  registered  per unit    price       fee

Common Stock,     500,000<1>  $10.00<2>   $5,000,000<2> $1,490<2>
par value $0.01   shares
per share


<1>  This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

<2>  Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on May 22, 1998, as reported on the Nasdaq National Market System.

     The Exhibit Index for this Registration Statement is at page S-3.

         The Prospectus which contains the information required pursuant to
Section 10(a) of the Securities Act relates to Registration Statement No. 333-32709, filed on a Form S-8 under the Securities Act.

                          PART I

                INFORMATION REQUIRED IN THE
                 SECTION 10(a) PROSPECTUS


       The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by
Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                          PART II

                INFORMATION REQUIRED IN THE
                  REGISTRATION STATEMENT


Item 3.Incorporation of Certain Documents by Reference

       The following documents of New Century Financial Corporation (the "Company") filed with the Commission are incorporated herein by reference:

  (a) The Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 1997;

  (b) The Company's Quarterly Report on Form 10-Q for the Company's quarter March 31, 1998; and

  (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on June 2, 1997;

       All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.Description of Securities

Item 5.Interests of Named Experts and Counsel

       Certain matters relating to this offering are being passed upon for the Company by O'Melveny & Myers LLP, Newport Beach, California. A partner of such firm owns 211,032 shares of the Common Stock of the Company.

Item 6.Indemnification of Directors and Officers

Item 7.Exemption from Registration Claimed

Item 8.Exhibits

       See the attached Exhibit Index on page S-3.

Item 9.Undertakings

       The information and contents of Registration Statement No. 333-32709 on Form S-8 which was previously filed with the Commission by the Company is incorporated herein by this reference. Except for required opinions, consents, signature pages and any information required in this Registration Statement that is not in the above-mentioned Registration Statement, the information required by part II to be contained in this Registration Statement is omitted in accordance with General Instruction E to Form S-8.

                             SIGNATURES

       Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on May 22, 1998.



                          By:  /s/ Brad A. Morrice
                          Brad A. Morrice, Vice Chairman, President and
                          Secretary


                     POWER OF ATTORNEY

       Each person whose signature appears below constitutes and appoints Robert K. Cole and Brad A. Morrice, or each of them individually, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them individually, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                  Title                         Date

/s/ Robert K. Cole         Chairman, Chief Executive     May 22, 1998
Robert K. Cole             Officer and Director
                           (Principal Executive Officer)

/s/ Brad A. Morrice        Vice Chairman, President,     May 22, 1998
Brad A. Morrice            Secretary and Director

/s/ Edward F. Gotschall    Vice Chairman, Chief          May 22, 1998
Edward F. Gotschall        Operating Officer -
                           Finance/Administration and
                           Director (Principal Financial
                           and Accounting Officer)

/s/ Steven G. Holder       Vice Chairman, Chief          May 22, 1998
Steven G. Holder           Operating Officer - Loan
                           Production/Operations and
                           Director

/s/ John C. Bentley        Director                      May 22, 1998
John C. Bentley

/s/ Sherman I. Chu         Director                      May 22, 1998
Sherman I. Chu

/s/ Martin F. Ryan         Director                      May 22, 1998
Martin F. Ryan

/s/ Michael M. Sachs       Director                      May 22, 1998
Michael M. Sachs

/s/ Fredric Forster        Director                      May 22, 1998
Fredric Forster

                       EXHIBIT INDEX

Exhibit
Number  Description


4.1     New Century Financial Corporation 1995 Stock
        Option Plan.

4.2     Form of New Century Financial Corporation 1995
        Stock Option Plan Restricted Stock Award
        Agreement.<1>

4.3     Form of New Century Financial Corporation 1995
        Stock Option Plan Incentive Stock Option
        Agreement.<1>

4.4     Form of New Century Financial Corporation 1995
        Stock Option Plan Nonqualified Stock Option
        Agreement.<1>

4.5     Form of Non-Employee Director Nonqualified
        Stock Option Agreement.<1>

5.      Opinion of Counsel (opinion re legality).

23.1 Consent of KPMG Peat Marwick LLP (consent of independent auditors).

23.2    Consent of Counsel (included in Exhibit 5).

24.     Power of Attorney (included in this
        Registration Statement under "Signatures").


<1>     Each exhibit index and exhibit of Registration Statement No. 333-32709 on Form S-8, which was previously filed with the Commission by the Company, is incorporated herein by this reference.
